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                                                                     EXHIBIT (5)




                                  June 1, 1994

                                                                       REPLY TO:
                                                                       KALAMAZOO
                                                    DIRECT DIAL:  (616) 382-8771

FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan  49007

Attention:  Richard K. McCord

Greetings:

 We have acted as counsel to First of America Bank Corporation in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, registering shares of the common stock of First of America Bank Corporation ("First of America Common Stock") issuable upon merger pursuant to the Agreement and Plan of Merger, dated as of April 15, 1994, among First of America Bank Corporation, First of America-Acquisition Company and First Park Ridge Corporation (the "Merger Agreement").

 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and considered such matters of law as we considered necessary or appropriate for the purpose of this opinion.

 It is our opinion that the First of America Common Stock, when issued as provided in the Merger Agreement, will be legally issued, fully paid, and non-assessable.

 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement forming a part of the Registration Statement.

 This opinion is rendered pursuant to Item 21 of Form S-4 and Item 601 of Regulation S-K, may be relied upon only by you and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our prior written permission.

                                         VERY TRULY YOURS,

                                         HOWARD & HOWARD



                                         /S/ DAVID E. RIGGS
                                         DAVID E. RIGGS